Exhibit 10.1

合资公司协议

Joint Venture Agreement

甲方：海南赛维投资管理有限公司

Party A: Hainan Savy Investment Management Ltd.

乙方：Akers Biosciences, Inc.

Party B: Akers Biosciences, Inc.

丙方：Thomas Knox

Party C: Thomas Knox

本协议由甲乙丙三方于 2014 年_10_月_24_日在中国海口市签订。甲方为根据中华人民共和国法律合法成立的中国公司，乙方为根据美国法律合法成立的美国公司，丙方为具有完全民事行为能力的自然人。基于平等互利的合作原则，各方同意在中国海口市成立合资企业海南赛维埃克斯生物科技有限公司，以研发、生产和销售乙方的相关产品。为此，特立约如下：

This Agreement (the “agreement”) is executed on October 24th 2014 by and among Party A ，Party B and Party C in Haikou City, China. Party A is a corporation duly organized and validly existing under the laws of People’s Republic of China. Party B is a corporation duly organized and validly existing under the laws of the United States. Party C is a natural person with full capacity for civil conduct. On the bases of equality and mutual benefit, the parties agree to set up a Joint Venture named Hainan Savy-Akers Biosciences, Inc. in Haikou City, China, in purpose of researching, developing, producing and selling relative products of Party B.

THEREFORE, Party A, Party B and party C agree as follows:

　　第一条 定义
　　Article 1         Definitions
　　在本协议中，除非文中另有明确规定，下列短语具有以下意思：
　　1.“合资公司”，系指根据本协议建立的公司。
　　2.“产品或许可产品”，系指快速诊断和筛查产品。
　　In this Agreement, the following terms have the following meanings unless the context clearly dictates otherwise.
　　1.“Joint Venture” means the corporation to be organized pursuant to the provisions of Article 2 hereto.
　　2.“Products or Licensed Product” means rapid diagnostic screening and testing products.

　　第二条 建立合资公司
　　Article 2         Formation of Joint Venture
　　1.甲方、乙方、丙方按照中华人民共和国的法律建立合资公司。

1

　　2.合资公司称为海南赛维埃克斯生物科技有限公司，地址为________。
　　3.合资公司的一切活动，必须遵守中华人民共和国的法律.法令和有关条例规定。
　　4.合资公司的组织形式为有限责任公司。合资各方以各自认缴的出资额对合资公司的债务承担责任。各方按其出资额在注册资本中的比例分享利润和分担风险及亏损。
　　5.合资公司的组建费用（指生产场地租赁、厂房装修、设施设备购置以及办公基本配置等）由合资公司承担。
　　1. Party A, Party B and Party C shall spare no efforts for the organization of Joint Venture under the laws of the People's Republic of China.
　　2. The name of Joint Venture is Hainan Savy-Akers Biosciences Ltd. with its legal address:_______.
　　3. All activities of Joint Venture shall comply with the provisions of the laws, decrees and pertinent regulations of the People's Republic of China.
　　4. Joint Venture shall take the form of a limited liability company. The profits, risks and losses of Joint Venture shall be shared by Party A , Party B and Party C in proportion to the contributions to the registered capital.
　　5. The expenses of organizing Joint Venture shall be equally undertaken by Party A, Party B and Party C.

　　第三条 生产经营的目的、范围和规模
　　Article 3         Purpose, Scope and Size of Business
　　1. 各方合资经营的目的是：本着加强经济合作和扩大技术交流的愿望，有效发挥技术和管理优势，开发新产品，提高产品质量，提高市场竞争能力，创造良好的经济效益。

2. 合资公司生产和销售快速诊断和筛查产品。合资公司将努力改进产品，提高管理水平，拓展产品市场，扩大生产规模，满足中国市场需求。

3. 合资公司努力研发新的许可产品，优化产品结构，在中国形成产品优势，满足中国和国际市场的发展需要。

1. In line with the aspiration of enhancing economic cooperation and expanding technical exchange, the purpose of Joint Venture is to use state-of-the-art and appropriate technology and equipment with efficient management systems, to develop new product, improve product quality and market competitiveness, creating good economic benefits.
　　2. Joint Venture is to produce and sell rapid diagnostic screening and testing products. Joint Venture shall do its best to improve Product and management, expanding market and production, to meet the Chinese market demand.
　　3. Joint Venture shall make every effort to develop new varieties of Licensed Product, optimize product structure, and form product superiority in China, in order to meet market development demand both in China and the world.

第四条 资本结构
　　Article 4         Capital Structure
　　1. 合资公司的注册资本为人民币5000万，其中甲方出资56%，乙方出资19.9%，丙方出资24.1%。
　　2. 合资各方首期缴付出资额为200万元人民币，按股份比例出资：

(1）甲方出资

       现金：人民币 112 万元；

2

　 (2) 乙方出资
  　　 现金：人民币39.8万元；（以等值外币出资，按缴款当日中国人民银行公布的基准汇率折算）

     (3) 丙方出资
　  　 现金：人民币48.2万元；（以等值外币出资，按缴款当日中国人民银行公布的基准汇率折算）
　  3. 合资公司各方应在2014年11月25日前交付其出资。如延迟交付出资应交纳利息或赔偿因此而造成的损失。
　  4. 合资各方中任何一方转让其出资额，须经另外两方同意和中国政府批准，另外两方享有优先购买权。
　  1. The registered capital of Joint Venture shall be RMB 50 million. Party A shall contribute 56% of the registered capital, Party B shall contribute 19.9% and Party C shall contribute 24.1%.
　  2. The initial contribution of the registration capital is totally RMB 2 million. Party A, Party B and Party C shall contribute the capital according to the investment proportion.
　 A)    Party A's contributions include
　　      Cash: RMB 1.12 million；

     B)    Party A's contributions include
　　      Cash: RMB 0.398 million；(Contributed in equivalent of foreign currency, with the benchmark exchange rate published by the People's Bank of China on the date of such conversion.)

     C)    Party C's contributions include
　　      Cash: RMB 0.482 million；(Contributed in equivalent of foreign currency, with the benchmark exchange rate published by the People's Bank of China on the date of such conversion.)

　　3. Each Party of Joint Venture shall pay in its contributions before November 25th, 2014. Any delay in payment will be subject to a payment of interest or a compensation for the loss occurred therein.
　　4. The transfer of one Party's share in the registered capital shall be effective with the prior consent of the other Parties and approval of Chinese government and the latter shall enjoy priority to purchase it.

第五条 合资各方在合作中的具体责任

Article 5         Responsibility and obligation of each party

1.	甲方责任：

（1）办理申请设立合资公司、登记注册等事宜；

（2）办理申请土地使用权或租用厂房及建筑设施的手续；

（3）协助合资公司厂房和其他工程设施的设计施工；

（4）按第四章规定认缴出资；

（5）协助办理合资公司生产设备的进口报关手续；

（6）协助合资公司在国内外购置或租赁设备、材料、办公用具、交通工具、通讯设施等；

（7）协助合资公司落实水、电、交通等生产经营条件;

（8）协助合资公司招聘经营管理人员、技术人员、工人和所需的其他人员；

3

（9）协助合资公司办理有关暂住证、入境签证、工作许可证等手续；

（10）协助合资公司在中国的食品药品监督管理部门注册申报产品事宜；

（11）负责办理合资公司委托的其他事宜。

1. Responsibility and obligation of Party A:

A) Pay in contribution according to the provision of Article 4;

A) Incorporation of Joint Venture in China;

B) Handling with land use permission or renting factory or building facilities;

C) Assist with Joint Venture in design and construction of factory or other project;

D) Pay in contribution according to the provision of Article 4;

E) Assist with Joint Venture in the import entry of production equipments;

F) Assist with Joint Venture in the purchasing or renting equipments, materials, office appliance, transportation vehicle, communication facilities;

G) Assist with Joint Venture in making condition for production and operation, such as water, electricity, transportation etc.;

H) Assist with Joint Venture in recruiting management staff, technicians, workers and other staff required;

I) Assist with Joint Venture in applying the related residence permit, visa, work permit etc;

J) Assist with Joint Venture in applying and registration of product in State Food and Drug Administration (SFDA) in China;

K) Other matters entrusted by Joint Venture

2. 乙方责任：

（1）按第四章规定认缴出资；

（2）协助合资公司在国际市场选购机械设备、材料等；

（3）协助合资公司设备安装、调试以及提供试生产所需的技术人员；

（4）协助合资公司培训合资公司的技术人员和工人；

（5）负责提供在中国注册产品要求的相关技术资料（美国FDA产品注册申报资料,如配方、工艺等），并提供相关产品申报注册的技术支持，确保在中国本地化生产的实现。

（6）协助合资公司研发新产品，并及时为合资公司提供本公司新产品技术资料和对口支持，加快本公司产品在中国本地化生产。

(7) 在乙方选择产品或原材料供应商时，在同等条件下应优先选择但不保证合资企业作为其相关产品或原材料的供应商。

2. Responsibility and obligation of Party B:

A) Pay in contribution according to the provision of Article 4;

B) Assist with Joint Venture in purchasing equipments and materials in international market;

C) Assist with Joint Venture in equipment installment and debugging, and provide technicians required for the trial production;

D) Assist with Joint Venture in training technicians and workers;

E) Provide the requested technical information (product application and registration information in American FDA, eg. formula, technology etc ) for the application and registration of products in SFDA in China.

F) Assist with Joint Venture in developing new products, providing technology support and accelerating the process of local production in China.

G) Party B shall give preference, but does not guarantee, to Joint Venture, provided that Joint Venture provides best pricing, as supplier for raw materials, components, and relative products when searching suppliers.

4

3. 丙方责任：

（1）按第四章规定认缴出资；

（2）协助合资公司拓展国际市场；

3. Responsibility and obligation of Party C:

A) Pay in contribution according to the provision of Article 4;

B) Assist with Joint Venture in marketing products in international markets;

　　第六条 专利许可
　　Article 6         Patent Licensing Arrangement
　　1. 乙方同意合资公司可以无偿使用下列独家许可：

（1）专利独占许可——在中国用乙方专利生产、使用和销售许可产品。

（2）商标独占许可——在中国用乙方商标销售许可产品。

（3）专有技术独占许可——在中国用乙方专有技术生产和销售专利产品。

(4) 经乙方同意，合资公司可在任何国家使用乙方专利和商标进行产品销售。

(5) 乙方专利列明于附件A。

(6) 甲方和乙方将全力合作在亚洲地区为合资公司申请专利。合资公司申请的所有新专利的所有权归合资公司所有。
　　1. Party B agrees to grant Joint Venture the following exclusive licenses:
　　A) An exclusive license in China to manufacture, use and sell Licensed Product under Party B's Patents.
　　B) An exclusive license in China to use Trademark in marketing Licensed Product.
　　C) An exclusive license in China to practice Party B's know-how for manufacturing and marketing Licensed Product.

D) An exclusive license in any agreed countries to sell licensed products under Party B’s patents and to use trademark in marketing licensed products.

E ) Party B’s patents for license under this agreement are listed in schedule A.

F) Party A and Party B shall collaborate to file patents for the Joint Venture in Asia. All new patents filed by the Joint Venture shall be owned by the Joint Venture.

2. 为提高合资公司的技术竞争力以配合中国市场开拓需要，乙方同意在未来5年内无偿向合资公司授予或转让技术专利（限中国），协助合资公司逐步拥有国家发明专利和实用新型专利。

2. To enhance the technological competitiveness of Joint Venture for Chinese market development purpose, Party B acknowledge to grant and transfer Know-how and patent to Joint Venture (China only) for free in next 5 years and assist Joint Venture to gradually obtain national patents for invention and utility model patents.

　　第七条 产品销售
　　Article 7         Marketing Arrangements
　　1. 甲方协助合资公司在中国市场销售许可产品，乙方和丙方协助合资公司在中国之外市场销售许可产品。
　　2. 合资公司所需购买的原材料、半成品、燃料和配套件等，在条件相同的情况下，应首先在中国购买。当然，也可使用自己的外汇直接从世界市场购进。

5

　　1. Party A shall assist Joint Venture in the sales of products in Chinese market; Party B and Party C shall assist Joint Venture in the sales of products in overseas market.

2. In purchase of the required raw materials and semi-processed products, fuels, auxiliary equipment etc., Joint Venture shall give first priority to Chinese sources where conditions are the same, but may also purchase them directly from the international market with its own foreign exchange funds.

　　第八条 董事会
　　Article 8         Board of Directors
　　1. 董事会是合资公司的最高领导机构，负责合资公司的主要事宜。
　　2. 董事会由5名董事组成，甲方占3名，乙方和丙方各占1名，首届董事会成员如下：马俊宁、文小凡、马海燕、Thomas Knox、 Raymond Akers。其中董事长由甲方指定，副董事长由丙方指定。董事的任期为3年，任期届满可以延长。
　　3. 董事会每年召开两次，原则上在合资公司的法定地址举行。出席会议的法定人数不得少于董事人数的2/3。若董事不能出席会议，应授权代表出席会议，代表他投票。
若在任期内，因死亡.退休或因其他原因，董事在任期届满前不能履行职责者，双方同意充分合作，并由因其指定的董事死亡.退休或其他原因造成空位的一方给予更换。
　　4. 对于下列问题，必须经出席会议的董事一致通过，方可作出决定：
　　（1）修改合资公司章程；
　　（2）终止和解散合资公司；
　　（3）增加或转让合资公司的注册资本；
　　（4）合资公司与其他经济组织合并;

(5) 转让持有的合资公司权益给第三方;

(6) 研发费用超过人民币65000元的新产品开发。
　　其他问题的决定，以出席会议董事人数的微弱多数票作出。
　　1. The Board of Directors is the top leadership of Joint Venture. It is responsible for all major issues concerning Joint Venture.
　　2. The Board of Directors shall be consisted of 5 directors, of whom 3 including the chairman shall be appointed by party A, one shall be appointed by Party B and the deputy chairman shall be appointed by Party C. The first term of board members shall be consisted by Marco Ma, Wendy Wen, Hellen Ma, Thomas Knox, and Raymond Akers. The office term for the directors is 3 years, which may be renewed in the expiration of office terms.
　　3. Board meetings shall generally be held at the location of Joint Venture's legal address, twice each year. A quorum for a meeting shall consist of not fewer than two thirds (2/3) of the directors. Should any director be unable to attend the meeting, he shall authorize a representative to be present at the meeting and vote for him.
In case a director dies, resigns, or is otherwise unable to fulfill his duties prior to the fulfillment of his term, the Parties agree to cooperate fully to have as his replacement a director nominated by the Party, or his/her nominee, that nominated the director whose death, resignation or other conditions created the vacancy.
　　4. Decisions on the following items shall be made only when unanimously agreed upon by the directors present at the Board meeting.
　　(1) Amendment to the articles of incorporation of Joint Venture.

6

　　(2) Termination and dissolution of Joint Venture.
　　(3) Increase or assignment of the registered capital of Joint Venture.
　　(4) Merger of Joint Venture with another economic organization.

(5) Issuance of ownership interest in Joint Venture to third parties.

(6) New product development whose research expenses exceed RMB 65000 .
　　Decisions on other items shall be made by a simple majority vote of the directors present at the meeting.

　　第九条 管理
　　Article 9         Management
　　1. 合资公司设经营管理机构，负责企业的日常经营管理工作。
　　2. 经营管理机构设总经理1人，副总经理3人。总经理由董事会聘请，负责执行董事会的决议和日常管理工作。副总经理协助总经理工作。

3. 管理机构设若干部门，在总经理的领导下，负责相应的部门工作。
　　1. Joint Venture shall establish a management office which shall be responsible for daily management of Joint Venture.
　　2. The management office shall have a general manager and three deputy general managers. The general manager shall be hired by the board and is responsible for the implementation of the decisions of the Board and daily operation. The deputy managers shall assist the general manager in his duties.
　　3. The management office may have its subdivisions, the duties of which are to manage different business departments under the leadership of the general manager.

　　第十条 劳动管理
　　Article 10       Labor management
　　1. 合资公司的中方专家.技术人员、工人和其他人员由甲方招聘；合资公司的外方专家由乙方招聘。
　　2. 合资公司的专家.职员或工人的雇用、辞退、工资、劳动保险、生活福利和奖惩等项，由董事会按照《中华人民共和国中外合资经营企业法实施条例》决定。
　　1. Party A agrees to help Joint Venture to invite and recruit Chinese experts, technicians, workers and other personnel and Party B agrees to help Joint Venture to invite and recruit foreign experts.
　　2. The employment and dismissal, wages, insurance, welfare, bonuses, and fines of its experts, staff members and workers shall be decided by the Board of Directors according to “Regulations for the Implementation of the Law of the People's Republic of China on Chinese Foreign Joint Venture”.

　　条十一条 财务与会计
　　Article 11       Financial Affairs and Accounting
　　1. 协议各方充分认识到，基于合资各方和合资公司的最大利益，必须尽一切可能扩大企业规模。因此，对合资公司每一年的利润，董事会同意留存足够的公积金用于扩大再生产，其余部分用于公益金、股东分红、员工奖励等。
　　2. 合资公司雇用合格的财务人员和审计员，设立会计帐目，合资各方可随时查看有关帐目。合资公司应在每个季度结束后的30天内向本协议下的合资方提供季度财务报表。

7

　　3. 合资公司的财政年度自1月1日至12月31日。合资公司的净收入，在扣除储备金.奖金和企业发展奖金以后，根据各方出资在注册资本中占的比例进行分配。红利以人民币支付。

　　1. The parties hereto acknowledge that, in the best interests of all parties and Joint Venture, all parties shall take all measures to increase enterprise scale. Therefore, the Board of Directors agree to retain sufficient public reserved funds from annual earnings of Joint Venture annually for use of expanding production, while the rest shall be used as public welfare fund, profit distribution to shareholders and employee incentives etc. The annual proportion of the earnings to be retained and dividend distribution shall be determined by the Board of Directors and shall be based on the pro rata ownership interest of the shareholders.
　　2. Joint Venture shall employ competent treasurers and auditors to keep all books of accounts, which are accessible at any time to each Party hereto, the Joint Venture shall provide quarterly financial statements within 30 days from the end of each quarter.
　　3. The fiscal year of Joint Venture shall begin on January 1st and end on December 31st. The net profit of Joint Venture shall be distributed between the Parties to Joint Venture in proportion to their respective ownership in the registered capital after the deduction therefrom of the reserve funds, the bonus and the expansion funds of Joint Venture. Dividends shall be paid in RMB currency.

第十二条 税费
　　Article 12       Tax
　　1. 合资公司应按照中华人民共和国的法律纳税。
　　2. 合资公司的职员和工人必须按照《中华人民共和国个人所得税》纳税。
　　3. 合资公司进出口货物根据中华人民共和国的法律缴纳或减免关税。
　　1. Joint Venture shall pay taxes in accordance with the relevant laws of the People's Republic of China.
　　2. The staff members and workers employed by Joint Venture shall pay individual income tax according to the Individual Income Tax Law of the People's Republic of China.
　　3. Joint Venture shall pay or exempt from customs duty and industrial and commercial consolidated tax on goods imported or exported in accordance with the relevant laws of the People's Republic of China.

　　第十三条 合资期限
　　Article 13       Duration of Joint Venture
　　1. 合资期限应由董事会全体成员一致表决决定。合资公司的成立日期为合资公司营业执照签发之日。
　　1. The duration of Joint Venture shall be determined by unanimous vote of the Board of Directors, which begins on the date when Joint Venture is issued the business license.

　　第十四条 解散与清算
　　Article 14       Dissolution and Liquidation
　　董事会宣布解散合资公司，必须制定清算程序和原则，并成立清算委会。
　　合资公司解散和清算的一切事宜均按中华人民共和国法律办理。
　　Upon announcement of the dissolution of Joint Venture, its Board of Directors shall work out procedures and principles for the liquidation and set up a liquidation committee.

8

　　All matters concerning the dissolution and liquidation of Joint Venture shall be dealt with in accordance with the relevant laws of the People's Republic of China.

第十五条 仲裁
　　Article 15       Arbitration
　　有关本协议的一切分歧与争议，若董事会不能通过协商解决，则提交中国国际经济贸易仲裁委员会进行仲裁。该委员会的裁决是终局的，对双方均具有约束力。
　　All disputes, controversies or differences which may arise between the Parties hereto, out of or in relation to this Agreement and which the Board of Directors fails to settle it through consultation, shall finally be submitted to arbitration which shall be conducted by the China International Economic and Trade Arbitration Commission, the decision of which shall be final and binding upon both parties.

第十六条 协议的修改
　　Article 16       Amendment
　　本协议的修改，必须经甲乙双同意，签署书面协议，并报中华人民共和国主管部门批准。
　　This Agreement may be amended during the duration of this Agreement by the Parties, provided that such amendment shall be in writing and signed by all Parties and shall be approved by the competent agency of the government of the People's Republic of China.

第十七条 不可抗力
　　Article 17       Force Majeure
　　1. 本协议任何一方因地震、火灾、洪、爆炸、风暴、事故和战争等不可抗力事件，未能履行协议，不构成违约或索赔之缘由。
　　2. 遭受不可抗力事件一方必须立即书面通知另一方，并在书面通知后10天内提交当地主管部门出具的证明文件，供各方据以友好合理地解决有关问题。
　　1. Any failure or delay in the performance by either Party hereto of its obligations under this Agreement shall not constitute a breach hereof or give rise to any claims for damages if it is caused by the following occurrences beyond the control of the Parties: earthquake, fire, floods, explosions, storms, accidents, war.
　　2. The Party affected by force majeure event shall immediately notify the other Party about the event in written form, and submit within 10 days after the written notice the certified documents issued by a public competent organization at the place where the force majeure event has taken place, with which all the Parties hereto shall settle the problem in a friendly and reasonable way.

第十八条 通知
　　Article 18       Notice
　　一切有关本协议的通知必须采用书面形式，其地址如下：
　　甲方地址：中国海南省海口市海甸岛文景东路踏浪小区

乙方地址：美国新泽西州萨勒费尔，格鲁夫路201号 邮编：08086：
　　丙方地址：美国宾夕法尼亚州2710号十六大道南50号 邮编：19102
　　通知日期以通知发出日为准，但改变地址的通知以通知收到日为准。时间按通知方所在的时区计算。

9

　　Any notice required or permitted under the provisions of this Agreement shall be in writing and addressed as follows:
　　Party A: Talang Garden, East Wenjing Road, Haidian Island, Haikou City, China .
　　Party B: 201 Grove Road, Thorofare, N.J. 08086 USA
　　Party C: 50 South 16th Street, Suite 2710 Philadelphia, PA 19102
　　Notice shall be deemed to have been given on the date of mailing except the notice of change of address which shall be deemed to have been given when received.
        The time shall be calculated according to that of the time zone of the addresser or sender.

第十九条 唯一协议
　　Article 19       Sole Agreement
　　本协议是当事人的唯一协议，并取代当事人各方以前明确表示和暗示方式所达成的一切协议和承诺。
　　This Agreement constitutes the entire and only Agreement between the Parties hereto and supersedes and nullifies all prior agreements, commitments, expressed or implied, among the Parties hereto.

　　第二十条 适用法律
　　Article 20       Governing Law
　　本协议的形式、有效期、解释和履行，均以中华人民共和国法律为准。
　　The formation, validation, interpretation and performance of this Agreement are governed by the laws of the People's Republic of China.

　　第二十一条 文字
　　Article 21       Language
　　本协议以中英文书写，两种文本对双方均具有约束力，但在产生分歧时，以中文本为准。
　　兹证明，各方委派各自代表， 在以下开首语中书明的日期签署盖章。本协议一式七份，协议双方各执两份，其余供合资公司办理有关手续用，各份具有同等法律效力。

This Agreement shall be executed by the Parties hereto in both Chinese version and English version, each of which shall be binding upon all Parties. But the Chinese version shall prevail in the event of any discrepancy between the two said versions.
　　This agreement shall be executive in seven copies with each party holding two copies and the rest copy is for handling relative formalities by Joint Venture. Each copy has the same legal effect.

（以下无正文，接签字页）

【Followed by signature page】

10

【签字页/Signature page】

甲方签章：

By:

Party A：Hainan Savy-Akers Biosciences Ltd.

乙方签章：

By:

Party B：Akers Biosciences, Inc.

丙方签章：

By:

Party C：Thomas Knox

2014年 10 月 24 日

Date：October 24, 2014

11